EXHIBIT 99.1

Contact:	Damian P. Leone
(866) 765-8583

OCA REPORTS SECOND QUARTER 2004 RESULTS

METAIRIE, Louisiana (August 10, 2004) – Orthodontic Centers of America, Inc. (NYSE: OCA) today announced its financial results for the second quarter and six months ended June 30, 2004.

     Bart F. Palmisano, Sr., OCA’s Chief Executive Officer, commented, “We are pleased with our results for the second quarter and first half of 2004. Our base business continued to improve, as comparable practice patient revenue increased in both the second quarter and the first six months of 2004 compared to the same periods of 2003 on a pro forma basis. We intend to build on this success by continuing our strategy of growing our base business and expanding our opportunities with OCA OutSource. We are optimistic about our prospects for the future.”

     The following are highlights for the three and six months ended June 30, 2004:

Condensed Consolidated Statements of Income (Loss) Data
(in thousands, except per share data)

	Three Months Ended
	June 30,
	2004	2003
		(Actual)	(Pro forma)(1)
Patient revenue	$104,316	N/A	$111,023
Fee revenue	N/A	$100,214	N/A
Net income	$2,287	$13,391	$4,045
Diluted net income per share	$0.05	$0.27	$0.08

	Six Months Ended
	June 30,
	2004	2003
		(Actual)	(Pro forma)(1)
Patient revenue	$215,214	N/A	$223,940
Fee revenue	N/A	$200,853	N/A
Income before cumulative effect of change in accounting principle	$9,528	$28,296	$10,751
Cumulative effect of change in accounting principle, net of income tax benefit	$74,661	—	—
Net income (loss)	$(65,133)	$28,296	$10,751
Diluted income before cumulative effect of change in accounting principle per share	$0.19	$0.56	$0.21
Diluted net income (loss) per share	$(1.30)	$0.56	$0.21

(1)	Calculated on a pro forma basis, as if the Company’s adoption of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51” (“FIN 46R”) was effective January 1, 2003. As a result of its adoption of FIN 46R effective January 1, 2004, the Company records patient revenue in its condensed consolidated statements of income (loss) rather than fee revenue.

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OCA Reports Second Quarter 2004 Results

August 10, 2004

Condensed Consolidated Statements of Cash Flows Data
(in thousands)

	Six Months Ended
	June 30,
	2004	2003
Net cash provided by operating activities	$22,534	$27,513
Net cash used in investing activities	(15,502)	(12,506)
Net cash used in financing activities	(4,876)	(10,170)
Change in cash and cash equivalents	1,181	4,493

Financial Results from Base Business

     As reflected in the following tables, during the three and six months ended June 30, 2004, the Company’s financial results were almost entirely attributable to its base affiliated practices for which the Company was recording patient revenue at June 30, 2004 (“Base Practices”). There were 306 Base Practices as of June 30, 2004. The amount of patient revenue, expense and operating income (loss) attributable to inactive practices that were engaged in litigation with the Company and/or had ceased paying service fees at June 30, 2004 decreased significantly during the first six months of 2004 compared to the same period of 2003 on a pro forma basis. The tables also indicate the impact on the Company’s financial results of de novo centers, which typically incur operating losses during their first 12 to 18 months of operation.

	Base Practices(1)
	Mature	De Novo	Inactive
	Centers(2)	Centers(3)	Practices(4)	Corporate(5)	Total
For the three months ended June 30, 2004 (as reported):
Patient revenue	$103,003	$657	$656	$—	$104,316
Practice-related expenses(6)	81,873	1,895	1,022	—	84,790
General and administrative(5)	—	—	—	9,326	9,326
Depreciation	2,633	263	543	448	3,887

Operating income (loss) before loss on sale of assets	18,497	(1,501)	(909)	(9,774)	6,313
Loss on sale of assets	—	—	1,628	—	1,628

Operating income (loss)	$18,497	$(1,501)	$(2,537)	$(9,774)	$4,685

For the three months ended June 30, 2003 (as reported):
Fee revenue	$88,219	$432	$11,563	$—	$100,214
Practice-related expenses(6)	48,148	1,099	11,885	—	61,132
General and administrative(5)	—	—	—	9,416	9,416
Depreciation and amortization	5,327	117	421	386	6,251

Operating income (loss) before gain on sale of assets and asset impairments	34,744	(784)	(743)	(9,802)	23,415
Gain on sale of assets	—	—	343	—	343
Asset impairments	—	—	1,111	—	1,111

Operating income (loss)	$34,744	$(784)	$(1,511)	$(9,802)	$22,647

OCA Reports Second Quarter 2004 Results

August 10, 2004

	Base Practices(1)
	Mature	De Novo	Inactive
	Centers(2)	Centers(3)	Practices(4)	Corporate(5)	Total
For the three months ended June 30, 2003 (pro forma):
Patient revenue	$94,069	$582	$16,372	$—	$111,023
Practice-related expenses(6)	72,732	1,249	17,219	—	91,200
General and administrative(5)	—	—	—	7,960	7,960
Depreciation and amortization	2,538	117	421	386	3,462

Operating income (loss) before gain on sale of assets and asset impairments	18,799	(784)	(1,268)	(8,346)	8,401
Asset impairments	—	—	1,111	—	1,111
Gain on sale of assets	—	—	343	—	343

Operating income (loss)	$18,799	$(784)	$(2,036)	$(8,346)	$7,633

For the six months ended June 30, 2004 (as reported):
Patient revenue	$210,455	$1,106	$3,653	$—	$215,214
Practice-related expenses(6)	163,606	2,932	3,951	—	170,489
General and administrative(5)	—	—	—	18,152	18,152
Depreciation and amortization	5,852	407	718	891	7,868

Operating income (loss) before loss on sale of assets	40,997	(2,233)	(1,016)	(19,043)	18,705
Loss on sale of assets	—	—	1,547	—	1,547

Operating income (loss)	$40,997	$(2,233)	$(2,563)	$(19,043)	$17,158

For the six months ended June 30, 2003 (as reported):
Patient revenue	$170,738	$568	$29,547	$—	$200,853
Practice-related expenses(6)	98,173	1,750	22,483	—	122,406
General and administrative(5)	—	—	—	16,242	16,242
Depreciation	9,173	212	2,021	802	12,208

Operating income before loss on sale of assets and impairments	63,392	(1,394)	5,043	(17,044)	49,997
Loss on sale of assets	—	—	148	—	148
Asset impairments	—	—	1,815	—	1,815

Operating income (loss)	$63,392	$(1,394)	$3,080	$(17,044)	$48,034

For the six months ended June 30, 2003 (pro forma):
Patient revenue	$190,920	$778	$32,242	$—	$223,940
Practice-related expenses(6)	149,642	1,960	28,616	—	180,218
General and administrative(5)	—	—	—	14,592	14,592
Depreciation and amortization	5,295	212	874	803	7,184

Operating income (loss) before loss on sale of assets and impairments	35,983	(1,394)	2,752	(15,395)	21,946
Loss on sale of assets	—	—	148	—	148
Asset impairments	—	—	1,815	—	1,815

Operating income (loss)	$35,983	$(1,394)	$789	$(15,395)	$19,983

(1)	Represents operating results attributable to affiliated practices for which the Company was recording patient revenue as of June 30, 2004 (“Base Practices”).

(2)	Represents centers that had been operating and affiliated with the Company for more than 18 months as of the respective date, or that had been operating for less than 18 months as of the respective date but had begun to generate operating profits on a cash basis.

(3)	Represents recently-developed centers that had been operating for 18 months or less and that had not begun to generate operating profits on a cash basis as of the respective date (“De Novo Centers”).

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OCA Reports Second Quarter 2004 Results

August 10, 2004

(4)	Represents operating results attributable to practices that were engaged in litigation with the Company and/or had ceased paying service fees and for which the Company had ceased to record patient revenue at June 30, 2004 (“Inactive Practices”), including practices that have bought out of or otherwise terminated their Service Agreements, during the three and six months ended June 30, 2004 and 2003.

(5)	For purposes of these tables only, in determining the expenses and operating income, the Company did not allocate corporate overhead costs to the practices. General and administrative expense represents all of the costs associated with the operation of the Company’s corporate office, such as accounting and legal fees, provisions for uncollectible amounts, general liability and proxy insurance coverage, salaries and benefits for corporate employees and corporate office rent, utilities and supplies.

(6)	Practice-related expenses include all expenses directly associated with the operations of the practice, including amounts retained by practitioners.

Factors Affecting Financial Results

     The Company’s financial results for the three and six months ended June 30, 2004 were affected by a number of factors, including the following:

•	Increase in Comparable Base Practice Revenue. During the three months ended June 30, 2004, patient revenue for Base Practices for which the Company recorded patient revenue throughout the three months ended June 30, 2004 and 2003 increased 8.9% compared to the same period of 2003 on a pro forma basis calculated as if the Company’s change in accounting principle occurred as of January 1, 2003 (“Pro Forma Basis”). During the six months ended June 30, 2004, patient revenue for Base Practices for which the Company recorded patient revenue throughout the six months ended June 30, 2004 and 2003 increased 10.1% compared to the same period of 2003 on a Pro Forma Basis.

•	Increase in Operating Losses from De Novo Centers. One of the Company’s growth strategies is to invest in the development of De Novo centers for new and existing affiliated practices. De Novo centers provide opportunities for future patient revenue and growth, but typically incur operating losses during their startup phase of 12 to 18 months as they build a patient base. During the three months ended June 30, 2004, De Novo Centers generated $1.5 million of operating losses, representing an 87.5% increase compared to the same period of 2003. During the six months ended June 30, 2004, De Novo Centers generated $2.2 million of operating losses, representing a 57.1% increase compared to the same period of 2003.

•	Decrease in Results Attributable to Inactive Practices. Patient revenue from Inactive Practices decreased 96.0% and 88.7% during the three and six months ended June 30, 2004, respectively, compared to the same periods of 2003 on a Pro Forma Basis, as the Company ceased to record patient revenue for most of the Inactive Practices. Similarly, practice-related expenses attributable to Inactive Practices decreased 94.1% and 86.2% during the three and six months ended June 30, 2004, respectively, compared to the same periods of 2003 on a Pro Forma Basis.

•	Increase in General and Administrative Expense. The Company’s financial results during the six months ended June 30, 2004 were negatively impacted by an increase in general and administrative expense. During the six months ended June 30, 2004, general and administrative expense increased 12.3% or $2.0 million compared to the same period in 2003, primarily due to increased accounting and legal costs associated with the Company’s change in independent auditors, annual audit and change in accounting principle as a result of adopting FIN 46R. This increase was partially offset by a decrease in the provision for uncollectible amounts during the first half of 2004 compared to the same period of 2003, because the Company no longer records certain cash advances to affiliated practices on its balance sheet as a result of the Company’s change in accounting principle under FIN 46R.

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OCA Reports Second Quarter 2004 Results

August 10, 2004

•	Losses Associated With Buyouts of Service Agreements. During the three and six months ended June 30, 2004, the Company incurred loss on sale of assets of approximately $1.6 million and $1.5 million, respectively, as a result of practices buying out of their service agreements. In arriving at its decision to end the Company’s affiliation with these practices, management considered, among other factors, the financial commitment required by the Company to continue funding the operations of these practices and cash flow generated from these practices. The Company received an aggregate of $2.4 million in cash from these buyouts.

•	Cumulative Effect of Change in Accounting Principle. During the first quarter of 2004, the Company recorded a cumulative effect of a change in accounting principle of $74.7 million, net of income tax benefit, in connection with its adoption of FIN 46R effective January 1, 2004.

For additional information and discussion regarding the results for the three and six months ended June 30, 2004, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004 with the Securities and Exchange Commission.

Practice Collections

     The Company’s financial success is dependent on the financial success of its affiliated practices. The following graph illustrates, for 2003 and the first six months of 2004: (a) patient fees collected by the Company’s affiliated practices, (b) growth in collections of patient fees by Base Practices for which the Company was recording patient revenue at June 30, 2004, (c) the diminishing impact of patient fee collections by Inactive Practices, and (d) patient revenue for all practices. As depicted in the graph below, patient revenue generally parallels the patient fees collected by affiliated practices.

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OCA Reports Second Quarter 2004 Results

August 10, 2004

(1)	These amounts reflect patient fees collected from patients or third party payors by or on behalf of affiliated practices during the respective periods. These amounts do not include any collections by Inactive Practices after the Company ceased recording fee revenue or patient revenue for the practices.

(2)	Represents patient fees collected by or on behalf of Base Practices for which the Company was recording patient revenue as of June 30, 2004.

(3)	Represents patient fees collected by or on behalf of Inactive Practices, including practices that have bought out of or otherwise terminated their service agreements with the Company, for which the Company recorded fee revenue or patient revenue during the respective periods but for which it had ceased to record revenue at June 30, 2004. In the graph, the Company ceased to include collections by these Inactive Practices for periods after it ceased recording fee revenue or patient revenue for the practices.

(4)	Represents total patient fees collected by Base Practices and Inactive Practices, including practices that have bought out of or otherwise terminated their service agreements with the Company, during the periods.

(5)	Represents actual patient revenue for the first and second quarters of 2004 and, for all other quarters, represents patient revenue on a Pro Forma Basis.

Conference Call

     The Company has scheduled a conference call for August 10, 2004, at 10:00 a.m. (Eastern Time) to discuss its second quarter 2004 results. The following are the call-in details:

Event:	Second Quarter 2004 Earnings Conference Call
Date:	Tuesday, August 10, 2004
Time:	10:00 a.m. (Eastern Time)
Phone Access:	(212) 271-4628

     You may listen to the call through the Internet by logging onto the First Call Events (www.firstcallevents.com) website. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21202511. The telephonic replay will be available from 12:00 noon Eastern Time on Tuesday, August 10, 2004, until 6:00 p.m. on Wednesday, August 11, 2004. The conference call will also be available through the Company’s website at www.4braces.com or at www.firstcallevents.com/service/ajwz408768885gf12.html. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

     OCA is the leading provider of business services to orthodontists and pediatric dentists. The Company’s client practices provide treatment to patients throughout the United States and in Japan, Mexico, Spain and Puerto Rico. For additional information on OCA, visit the Company’s web site: www.4braces.com.

     Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” or “intend.” These forward-looking statements include, without limitation, those relating to the Company’s prospects, future potential and growth. The Company cautions you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, potential adverse changes in the Company’s financial results and condition, adverse outcomes of litigation pending against the Company and its subsidiary, OrthAlliance, Inc., or inability to resolve that litigation on terms favorable to the Company, inability or delay in successfully marketing OCA OutSource’s services, changes in the Company’s operating or expansion strategy, disruption of the Company’s relationships with its affiliated practices or loss of a significant number of the Company’s affiliated practices, inability or delay in successfully executing the Company’s strategies, inability to attract and retain qualified management, personnel and affiliated practitioners, inability to effectively market the services of the Company and its affiliated practices, including those business services outside of traditional orthodontics and pediatric dentistry, impact of competition and existing and future regulations and laws affecting orthodontics, pediatric dentistry and the Company’s business, difficulties in staffing and managing foreign offices, foreign currency exchange fluctuations and other difficulties arising from international expansion, adverse changes in general economic conditions and business conditions, and other risks detailed from time to time in the Company’s press releases, Annual Report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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OCA Reports Second Quarter 2004 Results

August 10, 2004

ORTHODONTIC CENTERS OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(Unaudited)
Patient revenue	$104,316	$—	$215,214	$—
Fee revenue	—	100,214	—	200,853
Practice-related expenses:
Amounts retained by practitioners	29,307	—	62,000	—
Salaries and benefits	23,084	25,732	46,388	52,195
Clinical supplies and lab fees	9,442	9,728	18,591	20,324
Rent	6,788	9,159	13,507	18,357
Marketing and advertising	6,388	7,178	11,637	13,420
Other operating costs	9,781	9,335	18,366	18,110

Total practice-related expenses	84,790	61,132	170,489	122,406
General and administrative	9,326	9,416	18,152	16,242
Depreciation	3,887	3,462	7,678	6,994
Amortization	—	2,789	190	5,214
Loss (gain) on sale of assets	1,628	(343)	1,547	148
Asset impairments	—	1,111	—	1,815

Operating income	4,685	22,647	17,158	48,034
Other income (expense), net:
Interest expense, net	(1,083)	(1,120)	(2,248)	(2,549)
Non-controlling interest in subsidiary	—	(15)	94	(29)

Income before income taxes and cumulative effect of change in accounting principle	3,602	21,512	15,004	45,456
Income taxes	1,315	8,121	5,476	17,160

Income before cumulative effect of change in accounting principle	2,287	13,391	9,528	28,296
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	(74,661)	—

Net income (loss)	$2,287	$13,391	$(65,133)	$28,296

Net income (loss) per share:
Basic before cumulative effect of change in accounting principle	$0.05	$0.27	$0.19	$0.56
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	(1.49)	—

Basic	$0.05	$0.27	$(1.30)	$0.56

Diluted before cumulative effect of change in accounting principle	$0.05	$0.27	$0.19	$0.56
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	(1.49)	—

Diluted	$0.05	$0.27	$(1.30)	$0.56

Average shares outstanding:
Basic	50,084	50,219	50,080	50,209

Diluted	50,270	50,370	50,080	50,395

Comprehensive income (loss):
Net income (loss)	$2,287	$13,391	$(65,133)	$28,296
Other comprehensive loss:
Foreign currency translation adjustment	(603)	(134)	(975)	(344)

Comprehensive income (loss)	$1,684	$13,257	$(66,108)	$27,952

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OCA Reports Second Quarter 2004 Results

August 10, 2004

ORTHODONTIC CENTERS OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	Dec. 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,572	$7,391
Patient receivables, net of allowance for uncollectible amounts of $8,582 at June 30, 2004	128,733	—
Current portion of service fees receivable, net of allowance for uncollectible amount of $8,382 at December 31, 2003	—	96,720
Current portion of advances to practitioners, net of allowance for uncollectible amounts of $0 at June 30, 2004 and $1,438 at December 31, 2003	12,610	16,544
Deferred income taxes	37,787	43,346
Supplies inventory	14,206	13,726
Prepaid expenses and other assets	2,823	4,979

Total current assets	204,731	182,706
Financed practice-related expense portion of service fees receivable	—	51,558
Advances to affiliated practices, less current portion, net of allowance for uncollectible amounts of $2,214 at December 31, 2003	—	12,921
Property, equipment and improvements, net	91,090	89,458
Assets associated with inactive practices, net of allowance for uncollectible amounts of $3,024 at June 30, 2004 and $2,544 at December 31, 2003	35,374	26,682
Deferred tax assets, net	17,052	—
Identifiable intangible assets, net	—	201,163
Goodwill	285,704	87,641
Other assets	14,164	13,547

TOTAL ASSETS	$648,115	$665,676

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,318	$8,985
Accrued salaries and other accrued liabilities	12,297	13,977
Service fee prepayments	—	1,157
Deferred revenue	96,913	—
Amounts payable to practitioners	5,934	5,373
Current portion of notes payable to practitioners	1,925	2,122
Current portion of long-term debt	8,333	8,333

Total current liabilities	134,720	39,947
Deferred income tax liability, net	—	41,268
Notes payable to practitioners, less current portion	3,167	4,050
Long-term debt, less current portion	83,557	87,724
Shareholders’ equity:
Preferred stock, $.01 par value: 10,000,000 shares authorized; no shares outstanding	—	—
Common stock, $.01 par value: 100,000,000 shares authorized; approximately 51,358,000 shares issued and outstanding at June 30, 2004 and 51,341,000 shares issued and outstanding at December 31, 2003	513	513
Additional paid-in capital	218,624	218,530
Retained earnings	224,841	289,976
Accumulated other comprehensive loss	(1,094)	(119)
Less cost of approximately 1,256,000 shares of treasury stock at March 31, 2004 and December 31, 2003	(16,213)	(16,213)

Total shareholders’ equity	426,671	492,687

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$648,115	$665,676

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OCA Reports Second Quarter 2004 Results

August 10, 2004

ORTHODONTIC CENTERS OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2004	2003
	(Unaudited)
Operating activities:
Net income (loss)	$(65,133)	$28,296
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of change in accounting principle, net of income tax benefit	74,661	—
Provision for bad debt expense	1,399	2,779
Depreciation and amortization	7,868	12,208
Asset impairments	—	1,815
Loss on sale of assets	1,547	148
Deferred income taxes	4,999	17,430
Changes in operating assets and liabilities:
Patient receivables	(11,512)	—
Service fees receivable	—	(25,656)
Deferred revenue	7,853	—
Service fee prepayments	—	(5,561)
Accounts payable and other current liabilities	(1,347)	(4,397)
Amounts payable to practitioners	561	—
Prepaid expenses and other	2,118	1,392
Supplies inventory	(480)	(941)

Net cash provided by operating activities	22,534	27,513
Investing activities:
Purchases of property, equipment and improvements	(10,154)	(7,511)
Advances to practitioners, net	(3,592)	(2,598)
Proceeds from sale of assets	2,363	—
Notes receivable	(2,614)	(2,059)
Amounts due from inactive practices and other	(1,505)	(338)

Net cash used in investing activities	(15,502)	(12,506)
Financing activities:
Repayment of notes payable to practitioners	(803)	(3,698)
Repayment of long-term debt	(4,166)	(117,050)
Proceeds from long-term debt	—	109,900
Issuance of common stock	93	678

Net cash used in financing activities	(4,876)	(10,170)
Effect of exchange rate changes on cash and cash equivalents	(975)	(344)
Change in cash and cash equivalents	1,181	4,493
Cash and cash equivalents at beginning of period	7,391	7,522

Cash and cash equivalents at end of period	$8,572	$12,015

Supplemental cash flow information:
Cash paid during period for:
Interest	$2,827	$2,749

Income taxes	$608	$147

Supplemental disclosures of non-cash investing and financing activities:
Notes payable and common stock issued to obtain Service Agreements	$—	$284

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